SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 16, 2001

                         Commission File Number: 0-18942



                           ILM II SENIOR LIVING, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)



       Virginia                                                06-1293758
-----------------------                                     -------------------
(State of organization)                                     (I.R.S. Employer
                                                            Identification No.)



1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia         22102
----------------------------------------------------------  -------------------
(Address of principal executive office)                          (Zip Code)



                                 (888) 257-3550
                                ----------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

ILM II Senior Living, Inc. (the "Company") announced today that at its August 16, 2001 Annual Meeting of Shareholders, the proposal to extend the finite-life corporate existence of the Company was not approved by its shareholders. The Company's Articles of Incorporation required holders of a majority of its outstanding shares to approve the proposal. At the Annual Meeting, holders of approximately 30% of the Company's outstanding shares (which approximated 59% of the total shares represented at the meeting) voted in favor of this proposal. Accordingly, the overall vote was insufficient to approve the extension and as previously reported, pursuant to the Company's Articles of Incorporation, the Company will liquidate its properties commencing not later than December 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Not Applicable.

      (b)   Not Applicable.

      (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

            99.1 Press Release of ILM II Senior Living, Inc. dated August 22, 2001.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ILM II SENIOR LIVING, INC.



                                    By:   /s/J. William Sharman, Jr.
                                          -------------------------------------
                                          J. William Sharman, Jr.
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

Dated:  August 22, 2001


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                                  EXHIBIT INDEX

                                                                      Page No.

99.1    Press Release of ILM II Senior Living, Inc. dated
        August 22, 2001.                                                 4